                                                                  Exhibit 11(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 13, 1997 accompanying the financial statements of Stratton Monthly Dividend Shares, Inc. which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.

                                                  /s/ Tait, Weller & Baker
                                                  ------------------------
                                                  TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
March 10, 1997